UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2025

NorthStar Healthcare Income, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	000-55190	27-3663988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
575 Lexington Avenue, 14th Floor,
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

(929) 777-3135
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
As previously disclosed, on January 29, 2025, NorthStar Healthcare Income, Inc., a Maryland corporation (“NorthStar Healthcare” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Compound Holdco LLC, a Delaware limited liability company and affiliate of Guarantor (“Parent”), Compound Merger Sub LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 10.14 thereof, Welltower OP LLC, a Delaware limited liability company (“Guarantor”), pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Merger Agreement, the Company will merge with and into Merger Sub (such transaction, the “Merger”), with Merger Sub continuing as the surviving entity.
On June 4, 2025, the Company held a virtual special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement. All references in this Current Report on Form 8-K to “present in person” shall mean virtually present at the Special Meeting.
As of the close of business on March 18, 2025, the record date for the Special Meeting, there were 185,712,103 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 102,607,107 shares of Common Stock, representing approximately 55.25% of the voting power of the outstanding shares of Common Stock entitled to vote, were present in person or represented by proxy at the Special Meeting, constituting a quorum to conduct business.
Each proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2025, as supplemented on May 23, 2025. The final voting results for each proposal considered and voted upon at the Special Meeting are described below.
Proposal 1: The Merger Proposal
Approval of the Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”) required the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s Common Stock entitled to vote on the Merger Proposal as of the record date for the Special Meeting. Abstentions had the same effect as voting against the Merger Proposal. The Merger Proposal was approved.

For	Against	Abstain
96,813,986	3,239,528	2,553,593
Proposal 2: The Merger Compensation Proposal
Approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger (the “Merger Compensation Proposal”) required the affirmative vote of a majority of the total number of votes cast at the Special Meeting on the Merger Compensation Proposal. Abstentions were not considered votes cast and therefore had no effect on the outcome of the Merger Compensation Proposal. The Merger Compensation Proposal was approved.

For	Against	Abstain
79,749,887	16,123,352	6,733,868
Proposal 3: The Adjournment Proposal
Approval of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”) required the affirmative vote of a majority of the total number of votes cast at the Special Meeting on the Adjournment Proposal. Abstentions were not considered votes cast and therefore had no effect on the outcome of the Adjournment Proposal. The Adjournment Proposal was not necessary in light of the approval of the Merger Proposal and the Merger Compensation Proposal.

For	Against	Abstain
94,054,738	4,493,267	4,059,102
Because none of the proposals were “routine” matters, there could be no broker non-votes occurring in connection with these proposals at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: June 4, 2025	By:	/s/ NICHOLAS R. BALZO
Nicholas R. Balzo
Chief Financial Officer and Treasurer
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